UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2025
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Alight, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street,
50th Floor, Suite 5000, Chicago,IL		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (224)737-7000
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 29, 2025, Tempo Acquisition, LLC (the “Borrower”), an indirect, wholly-owned subsidiary of Alight, Inc. (the “Company”) entered into Amendment No. 11 to Credit Agreement (the “Amendment”) which amended its credit agreement with a syndicate of lenders (the “Credit Agreement” and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”) to establish a new class of Seventh Incremental Term Loans with an aggregate principal amount of $2,029,917,465.32 to effect a repricing of the outstanding Sixth Incremental Term Loans due August 31, 2028, by reducing the Applicable Rate (as defined in the Amended Credit Agreement) from SOFR +2.25% to SOFR +1.75%. The net proceeds from the Seventh Incremental Term Loans will be used to prepay and refinance all outstanding Sixth Incremental Loans in full. The Seventh Incremental Term Loans shall be on substantially similar terms as the Sixth Incremental Term Loans (including as to SOFR rate, maturity and quarterly repayment equal to 0.25% of principal). The Amendment will also amend certain other provisions of the Credit Agreement including, among other things, refreshing a prepayment premium which will be equal to 1% of the aggregate principal amount of Seventh Incremental Term Loans if (x) prepaid, refinanced, substituted or replaced pursuant to a transaction resulting in a lower effective all-in yield or (y) any amendment, amendment and restatement or other modification of the Amended Credit Agreement resulting in a lower effective all-in yield, in each case, on or prior to the six-month anniversary of the Amendment No. 11 Effective Date. BofA Securities, Inc., Barclays Bank PLC, BMO Capital Markets Corp., Citibank, N.A., UBS Securities LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and RBC Capital Markets, LLC have agreed to act as joint lead arrangers and joint bookrunners for the Amendment.

The Borrower remains required to pay certain fees in connection with, and as amended by, the Amended Credit Agreement and the Amendment.

The Amended Credit Agreement (i) continues to contain customary representations and warranties, covenants, and events of default and (ii) remains secured by the assets of the Borrower and the Guarantors. Amounts outstanding under the Amended Credit Agreement may be accelerated upon the occurrence of an event of default. The maturity date of the Revolving Credit Commitments continues to be August 31, 2026 and the maturity date of the Seventh Incremental Term Loans is August 31, 2028.

The description of the Amended Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit 10.1 to this Current Report on Form 8-K, and the Amended Credit Agreement, a copy of which will be attached as Exhibit A to the Amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 11 to Credit Agreement, dated as of January 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGHT, INC.

Date:	January 30, 2025	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary